                             [ANDERSON LETTERHEAD]



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of Anadarko Petroleum Corporation of our report dated March 3, 2000 included in the Annual Report on Form 10-K of Union Pacific Resources Group Inc. for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                        /s/ ARTHUR ANDERSEN LLP


Fort Worth, Texas
April 15, 2002

                        [ARTHUR ANDERSEN LLP LETTERHEAD]


Anadarko Petroleum Corporation
17001 Northchase Drive
Houston, Texas 77060-2141

April 15, 2002

We are aware that Anadarko Petroleum Corporation has incorporated by reference in its Registration Statement on Form S-3 the Form 10-Q for Union Pacific Resources Group Inc. for the quarter ended March 31, 2000, which includes our report dated April 26, 2000, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP